Exhibit 99.1

Contacts:    Emily Tadano, Vice President Investor Relations
                (480) 515-8979 (office)
                Investors@meritagehomes.com

Meritage Homes Announces Offering of
$400 Million of Senior Unsecured Notes Due 2029

Scottsdale, Ariz., March 31, 2021 – Meritage Homes Corporation (NYSE: MTH), a leading U.S. homebuilder, today announced its intention to offer, subject to market and other conditions, $400 million aggregate principal amount of senior unsecured notes due 2029 (the “notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act. Meritage intends to use a portion of the proceeds to redeem all of its $300 million aggregate principal amount of 7.00% senior notes due 2022 (“existing notes”).
Final terms of the notes, including the interest rate, maturity date and other terms, will be determined through negotiations between Meritage and the initial purchasers of the notes.
The notes will be Meritage’s senior unsecured and unsubordinated obligations and rank equally with all of its other senior unsecured and unsubordinated indebtedness from time to time outstanding.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The securities will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include management's intention to offer $400 million of notes and to use a portion of the proceeds to redeem its existing notes.
Such statements are based on the current beliefs and expectations of Company management, and current market conditions, which are subject to significant uncertainties and fluctuations. Actual results may differ from those set forth in the forward-looking statements. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Meritage's business is subject to a number of risks and uncertainties. As a result of those risks and uncertainties, the Company's stock and note prices may fluctuate dramatically. These risks and uncertainties include, but are not limited to, the following: changes in interest rates and the availability and pricing of residential mortgages; inflation in the cost of materials used to develop communities and construct homes; our ability to obtain performance and surety bonds in connection with our development work; the ability of our potential buyers to sell their existing homes; legislation related to tariffs; the adverse effect of slow absorption rates; impairments of our real estate inventory; cancellation rates; competition; home warranty and construction defect claims; failures in health and safety performance; fluctuations in quarterly operating results; our level of indebtedness; our ability to obtain financing if our credit ratings are downgraded; our potential exposure to and impacts from natural disasters or severe weather conditions;  the availability and cost of finished lots and undeveloped land; the success of our strategy to offer and market entry-level and first move-up homes; a change to the feasibility of projects under option or contract that could result in the write-down or write-off of earnest or option deposits; our limited geographic diversification; the replication of our energy-efficient technologies by our competitors; shortages in the availability and cost of subcontract labor; our exposure to information technology failures and security breaches and the impact thereof; the loss of key personnel; changes in tax laws that adversely impact us or our homebuyers; our inability to prevail on contested tax positions; failure to comply with laws and regulations; our compliance with government regulations; negative publicity that affects our reputation; disruptions to our business by COVID-19, fear of a similar event, and measures that federal, state and local governments and/or health authorities implement to address it; and other factors identified in documents filed by the Company with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2020, which can be found on our website.
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